UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 23, 2017

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 23, 2017, Green Plains Partners LP announced that the board of directors of its general partner declared a quarterly cash distribution of $0.43 per unit on all of its outstanding common and subordinated units, or $1.72 per unit on an annualized basis, for the fourth quarter of 2016. The 1.0 cent increase over the previous quarterly distribution of $0.42 per unit is the fifth consecutive increase since the partnership’s IPO.  The current distribution represents a 6.8 percent increase over last year’s fourth quarter distribution. The distribution is payable on Feb. 14, 2017, to unitholders of record at the close of business on Feb. 3, 2017.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

NumberDescription

99.1Press release, dated January 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2017	Green Plains Partners LP By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)